                                    C2, INC.

                            EXHIBIT 21 - SUBSIDIARIES

This exhibit sets forth the Registrant's corporate subsidiaries at December 31, 1999 and their states of incorporation. These subsidiaries do business under their own corporate names and are included in the Consolidated Financial Statement.


                                         JURISDICTION OF             C2
          NAME                           INCORPORATION            OWNERSHIP
--------------------------------     -------------------------------------------
Total Logistic Control, LLC                Delaware                 66.7%
Zero Zone, Inc.                            Wisconsin                70.6%





                                       36